EXHIBIT 10.1

                FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT


            This Fourth Amendment, dated as of April 29, 1999, is made by and between MEDAMICUS, INC., a Minnesota corporation (the "Borrower"), and WELLS FARGO CREDIT, INC. f/k/a NORWEST CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

            The Borrower and the Lender have entered into a Credit and Security Agreement dated as of March 5, 1996, as amended by First Amendment to Credit and Security Agreement dated as of June 27, 1997 and by Second Amendment to Credit and Security Agreement dated as of May __, 1998 and by Third Amendment to Credit and Security Agreement dated as of June 17, 1998 (as amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

            The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

            1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

            "'Borrowing Base' means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

            (a)   the Maximum Line; or

            (b)   the sum of

                  (i) 85% of Eligible Accounts;

                  (ii) the lesser of (A) 25% of Eligible Inventory, or (B)
            $350,000; and

                  (iii) the lesser of (A) the Fixed Asset Percentage of Eligible
            Fixed Assets or (B) $233,000."

            "'Eligible Inventory' means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

                  "(i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

                  "(ii) Supplies, packaging, maintenance parts or sample
            Inventory;

                  "(iii) Work-in-process Inventory, including subassemblies;
            provided however, that Medtronic introducer kits including 'Medtronic Subassembly' and Medtronic work-in-process consisting of assembled kits needing only sterilization and shrink-wrapping may be included in Eligible Inventory if not otherwise ineligible;

                  "(iv) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations;

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                  "(v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

                  "(vi) Inventory that is perishable or live;

                  "(vii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

                  "(viii) Inventory that is contract Inventory;

                  "(ix) Inventory that is subject to a security interest in
            favor of any Person other than the Lender; and

                  "(x) Inventory otherwise deemed ineligible by the Lender in its sole discretion."

            "'Fourth Amendment' means that certain Fourth Amendment to Credit and Security Agreement, dated as of April 29, 1999, by and between the Borrower and the Lender."

            "'Maturity Date' means June 30, 2000."

            "'Maximum Line' means $2,000,000."

            "'Net Income' means fiscal year-to-date after-tax net income from continuing operations as determined in accordance with GAAP."

            "'Note' means the Borrower's Revolving Note dated as of the date of the Fourth Amendment, in the form attached as Exhibit A to the Fourth Amendment."

            2. Reporting Requirements. Section 6.1 of the Credit Agreement is hereby amended by adding the following new subsection (f):

            "(f) promptly upon knowledge thereof, notice of termination, non-renewal or threatened termination or non-renewal of the Medtronic Distribution Agreement."

            3. Book Net Worth Covenant. Section 6.7 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

            "Section 6.7 Minimum Book Net Worth. The Borrower will at all times maintain during each period described below, its Book Net Worth (on an unconsolidated, Borrower-only basis), determined as of the end of each month, of at least the amount set forth opposite such period:

            --------------------------- ----------------------------
                      Period               Minimum Book Net Worth
            --------------------------- ----------------------------
              January 1, 1999 through
                   August 31, 1999              $2,000,000
            --------------------------- ----------------------------
               September 1, 1999 and
                    thereafter                  $2,200,000
            --------------------------- ----------------------------

            4. Liquid Asset Requirement. Section 6.10(a) of the Credit Agreement is hereby amended in its entirety and replaced with the following:

            "Section 6.10 Liquid Asset Requirement.

            (a) The Borrower shall at all times own and maintain in an account or accounts with Norwest Investment Services, Inc. ("NISI"), unencumbered Liquid Assets, free and clear of any right of set off and of any related margin account debt. The fair market value of such Liquid Assets must be at least 25% of the outstanding Advances."


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            5. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

            6. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

            (a) The replacement note substantially in the form of Exhibit A hereto, duly executed on behalf of the Borrower (the "Replacement Note").

            (b) A Certificate of the Secretary of the Borrower certifying as to
      (1) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Fourth Amendment and the Replacement Note, (2) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of March 26, 1996, continue in full force and effect and have not been amended or otherwise modified except as set forth in Certificates previously delivered or the Certificate to be delivered, and (3) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's Secretary dated as of March 26, 1996, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Fourth Amendment and all other documents, agreements and certificates on behalf of the Borrower.

            (c) Such other matters as the Lender may require.

            7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

            (a) The Borrower has all requisite power and authority to execute this Amendment and the Replacement Note and to perform all of its obligations hereunder, and this Amendment and the Replacement Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

            (b) The execution, delivery and performance by the Borrower of this Amendment and the Replacement Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

            (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

            8. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Upon the satisfaction of each of the conditions set forth in paragraph 6 hereof, the definition of "Note" and all references thereto in the Credit Agreement shall be deemed amended to describe the Replacement Note, which Note shall be issued by the Borrower to the Lender in replacement, renewal and amendment, but not in repayment, of the Note.

            9. No Waiver. The execution of this Amendment and acceptance of the Replacement Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

            10. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors,


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successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

            11. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

            12. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

WELLS FARGO CREDIT, INC. f/k/a NORWEST CREDIT,   MEDAMICUS, INC.
    INC.

By                                               By
   -----------------------------------------        ----------------------------
    Diane G. Conley                                  James D. Hartman
Its Officer                                          Its President


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